Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

Pricing Supplement No. 19,356 dated July 29, 2025 (To WFS Product Supplement No. 5 dated February 14, 2025, Prospectus Supplement dated February 14, 2025 and Prospectus dated February 14, 2025)
GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity ETF Linked Securities

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

■ Linked to the lowest performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund (each referred to as an “underlier”)

■The return on your securities is linked to the performance of each underlier, and in each case not to that of the index on which such underlier is based.

■ Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the lowest performing underlier. The lowest performing underlier is the underlier that has the lowest underlier return (i.e., the lowest percentage change from its starting price to its ending price). The maturity payment amount will reflect the following terms:

■If the fund closing price of the lowest performing underlier increases, you will receive the face amount plus a positive return equal to 117.45% of the percentage increase in the price of the lowest performing underlier from its starting price

■If the fund closing price of the lowest performing underlier decreases but the decrease is not more than the buffer amount of 20%, you will receive the face amount

■If the fund closing price of the lowest performing underlier decreases by more than the buffer amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the lowest performing underlier in excess of the buffer amount

■  Investors may lose up to 80% of the face amount

■  Your return on the securities will depend solely on the performance of the lowest performing underlier. You will not benefit in any way from the performance of the better performing underliers. Therefore, you will be adversely affected if any underlier performs poorly, even if the other underliers perform favorably.

■ All payments on the securities are subject to credit risk, and you will have no ability to pursue any underlier or any securities included in any underlier for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■ No periodic interest payments or dividends

■ No exchange listing; designed to be held to maturity

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $966 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see page PS-8.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-8.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Security	$1,000.00	$23.25	$976.75
Total	$573,000	$13,322.25	$559,677.75

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-37.

(2) In addition to the 2.325%, GS&Co. may pay to selected securities dealers a fee of up to 0.20% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Terms of the Securities

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measures:

The Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund (each referred to as an “underlier,” and collectively as the “underliers”).

Fund Underlying Indices:	With respect to an underlier, the index tracked by such underlier (each referred to as a “fund underlying index,” and collectively as the “fund underlying indices”).
Pricing Date:	July 29, 2025.
Original Issue Date:	August 1, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Principal Amount:	On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the maturity payment amount.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending price of the lowest performing underlier is greater than its starting price:

$1,000 + ($1,000 × underlier return of the lowest performing underlier × upside participation rate);

• if the ending price of the lowest performing underlier is less than or equal to its starting price, but greater than or equal to its threshold price: $1,000; or

• if the ending price of the lowest performing underlier is less than its threshold price:

$1,000 + [$1,000 × (underlier return of the lowest performing underlier + buffer amount)]

If the ending price of the lowest performing underlier is less than its threshold price, you will have 1-to-1 downside exposure to the decrease in the price of the lowest performing underlier in excess of the buffer amount and will lose some, and possibly up to 80%, of the face amount of your securities at maturity.

Lowest Performing Underlier:	The “lowest performing underlier” will be the underlier with the lowest underlier return.
Stated Maturity Date:	August 10, 2026, subject to postponement. The securities are not subject to redemption by GS Finance Corp. or repayment at the option of any holder of the securities prior to the stated maturity date.
Starting Price:

With respect to the Energy Select Sector SPDR® Fund: $88.95, its fund closing price on the pricing date.

With respect to the Technology Select Sector SPDR® Fund: $264.09, its fund closing price on the pricing date.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

With respect to the Financial Select Sector SPDR® Fund: $52.80, its fund closing price on the pricing date.

With respect to the Consumer Discretionary Select Sector SPDR® Fund: $224.62, its fund closing price on the pricing date.

Fund Closing Price:

With respect to each underlier, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund —Certain Definitions” in the accompanying product supplement.

Ending Price:	The “ending price” of an underlier will be its fund closing price on the calculation day.
Threshold Price:	With respect to an underlier, 80% of its starting price.
Buffer Amount:	20%.
Upside Participation Rate:	117.45%.
Underlier Return:	The “underlier return” of an underlier is the percentage change from its starting price to its ending price, measured as follows: ending price – starting price starting price
Calculation Day:	August 5, 2026, subject to postponement.
Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40058JQ40

________________________

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with WFS product supplement no. 5 dated February 14, 2025, the prospectus supplement dated February 14, 2025 and the prospectus dated February 14, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 5 dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000095017025021592/wfs_par_2025_shelf.htm

• Prospectus Supplement dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

• Prospectus dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $966 per $1,000 face amount, which is less than the original offering price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $29 per $1,000 face amount).

Prior to October 29, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through October 28, 2025). On and after October 29, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪
seek 117.45% leveraged exposure to the upside performance of the lowest performing underlier if its ending price is greater than its starting price;
▪
desire to limit downside exposure to the lowest performing underlier through the buffer amount;
▪
are willing to accept the risk that, if the ending price of the lowest performing underlier is less than its starting price by more than the buffer amount, they will lose some, and possibly up to 80%, of the face amount per security at maturity;
▪
understand that the return on the securities will depend solely on the performance of the lowest performing underlier and that they will not benefit in any way from the performance of the better performing underliers;
▪
understand that the securities are riskier than alternative investments linked to only one of the underliers or linked to a basket composed of each underlier;
▪
understand and are willing to accept the full downside risks of each underlier;
▪
are willing to forgo interest payments on the securities and dividends on the shares of the underliers and securities included in the underliers; and
▪
are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪
seek a liquid investment or are unable or unwilling to hold the securities to maturity;
▪
are unwilling to accept the risk that the ending price of the lowest performing underlier may decrease from its starting price by more than the buffer amount, in which case, they will lose some, and possibly up to 80%, of the face amount per security at maturity;
▪
seek full return of the face amount of the securities at stated maturity;
▪
seek exposure to a basket composed of each underlier or a similar investment in which the overall return is based on a blend of the performances of the underliers, rather than solely on the lowest performing underlier;
▪
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
▪
seek current income;
▪
are unwilling to accept the risk of exposure to the underliers;
▪
seek exposure to the underliers but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the underliers generally, or to the exposure to the underliers that the securities provide specifically; or
▪
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underliers, please see the sections titled “The Energy Select Sector SPDR® Fund,” “The Technology Select Sector SPDR® Fund,” “The Financial Select Sector SPDR® Fund” and “The Consumer Discretionary Select Sector SPDR® Fund” below.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlier is the lowest performing underlier. The lowest performing underlier is the underlier with the lowest underlier return, calculated for each underlier as the percentage change from its starting price to its ending price.

Step 2: Calculate the maturity payment amount based on the underlier return of the lowest performing underlier, as follows:

Is the ending price of the lowest performing underlier greater than its starting price?
Yes
You will receive per security:
$1,000 + ($1,000 × underlier return of the lowest performing underlier × upside participation rate)
No
Is the ending price of the lowest performing underlier greater than or equal to its threshold price?
Yes
You will receive per security: $1,000
No
You will receive per security:
$1,000 + [$1,000 × (underlier return of the lowest performing underlier + buffer amount)]
In this case, you will lose some, and possibly up to 80%, of the face amount per security.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Selected Risk Considerations

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Risk Factors” in the accompanying WFS product supplement no. 5. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying WFS product supplement no. 5. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your securities are linked, the stocks comprising such underlier. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Securities.

The original offering price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “Risk Factors — Your Securities May Not Have an Active Trading Market” in the accompanying product supplement.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the securities will be based on the performance of each underlier, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

The Amount Payable on Your Securities Is Not Linked to the Fund Closing Price of the Underliers at Any Time Other Than the Calculation Day.

The ending price of each underlier will be based on the fund closing price of such underlier on the calculation day (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the fund closing price of one underlier dropped precipitously on the calculation day, the maturity payment amount for your securities may be significantly less than it would have been had the maturity payment amount been linked to the fund closing price of the underlier prior to such drop. Although the actual fund closing prices of the underliers on the stated maturity date or at other times during the life of your securities may be higher than the fund closing prices of the underliers on the calculation day, you will not benefit from the fund closing prices of the underliers at any time other than on the calculation day.

You May Lose a Substantial Portion of Your Investment in the Securities.

You can lose a substantial portion of your investment in the securities. The cash payment on your securities on the stated maturity date will be based on the performance of the lowest performing of the underliers as measured from their starting prices to their fund closing prices on the calculation day. If the ending price of the lowest performing underlier is less than its threshold price, you will have 1-to-1 downside exposure to the decrease in the price of the lowest performing underlier in excess of the buffer amount. Thus, you may lose a substantial portion of your investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

Because the Securities Are Linked to the Performance of the Lowest Performing Underlier, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlier.

The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With multiple underliers, it is

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

more likely that at least one underlier will close below its threshold price on the calculation day, than if the securities were linked to only one underlier. Therefore, it is more likely that you will suffer a significant loss on your investment.

Movements in the prices of the underliers may be correlated or uncorrelated at different times during the term of the securities and, if there is correlation, such correlation may be positive (the underliers move in the same direction) or negative (the underliers move in reverse directions). You should not take the historical correlation (or lack thereof) of the underliers as an indication of the future correlation, if any, of the underliers. Such correlation could have an adverse effect on your return on the securities. For example, if the underliers are negatively correlated on the calculation day and the price of one underlier increases, it is likely that the other underlier will decrease and such decrease could cause one or more of the underliers to close below its threshold price on the calculation day. As discussed below in “A Lower Threshold Price May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underliers and, Potentially, a Significant Loss at Maturity”, lower threshold prices indicate a greater potential for a loss on your investment at maturity, which are risks generally associated with underliers that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the securities are set and the performance of the securities.

A Lower Threshold Price May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underliers and, Potentially, a Significant Loss at Maturity.

The economic terms for the securities, including the threshold prices, are based, in part, on the expected volatility of each underlier at the time the terms of the securities are set. “Volatility” refers to the frequency and magnitude of changes in the prices of the underliers.

Higher expected volatility with respect to each underlier as of the pricing date generally indicates a greater expectation as of that date that the ending price of the lowest performing underlier could ultimately be less than its threshold price, which would result in a loss of a significant portion of your investment in the securities. At the time the terms of the securities are set, higher expected volatility will generally be reflected in a lower threshold price, as compared to otherwise comparable securities issued by the same issuer with the same maturity but with one or more different underliers. However, there is no guarantee that a lower threshold price set for your securities on the pricing date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of losing some of your investment in the securities.

A relatively lower threshold price (as compared to otherwise comparable securities), which would increase the buffer against the loss of principal, may generally indicate an increased risk that the price of each underlier will decrease substantially. This would result in a significant loss at maturity if the ending price of any underlier is less than its threshold price. Further, a relatively lower threshold price may not indicate that the securities have a greater likelihood of a return of principal at maturity based on the performance of each underlier.

You should not take the historical volatility of any underlier as an indication of its future volatility. You should be willing to accept the downside market risk of each underlier and the potential to lose a significant portion of your investment in the securities.

The Maturity Payment Amount Will Be Based Solely on the Lowest Performing Underlier.

The maturity payment amount will be based on the lowest performing underlier without regard to the performances of the other underliers. As a result, you could lose some of your initial investment if the ending price of the lowest performing underlier is less than its threshold price, even if there is an increase in the prices of the other underliers. This could be the case even if the other underliers increased by an amount greater than the decrease in the lowest performing underlier.

Your Securities Do Not Bear Interest.

You will not receive any interest payments on your securities. As a result, even if the maturity payment amount payable for your securities on the stated maturity date exceeds the face amount of your securities, the overall return you earn on

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underliers or Any Underlier Stocks.

The return on your securities will not reflect the return you would realize if you actually owned shares of the underliers or underlier stocks and received the distributions paid on the shares of the underliers. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or the shares of the underliers. See “—You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock.

Investing in your securities will not make you a holder of any shares of the underliers or any underlier stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underliers or the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underliers or the underlier stocks or any other rights of a holder of any shares of the underliers or the underlier stocks. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the underliers or any underlier stocks.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors.

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

●
the prices of the underliers;
●
the volatility — i.e., the frequency and magnitude of changes — in the prices of the underliers;
●
the correlation among the underliers — i.e., the extent to which the prices of the underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes;
●
the dividend rates of the underlier stocks;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the prices of the underliers;
●
interest rates and yield rates in the market;
●
the time remaining until your securities mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future prices of the underliers based on their historical fluctuations. The actual prices of the underliers over the life of the securities may bear little or no relation to the historical fund closing prices of the underliers or to the hypothetical examples shown elsewhere in this pricing supplement.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Additional Risks Related to the Underliers

The Policies of the Underlier Investment Advisor For Any Underlier and of the Sponsor of the Fund Underlying Index Tracked By Any Underlier Could Affect the Amount Payable on Your Securities and Their Market Value.

The underlier investment advisor of any underlier may from time to time be called upon to make certain policy decisions or judgments with respect to such underlier, including those concerning the calculation of the net asset value of such underlier and additions, deletions or substitutions of securities held by such underlier and the manner in which changes affecting the fund underlying index for such underlier are reflected in such underlier that could affect the market price of the shares of that underlier, and therefore, the amount payable on your securities. The amount payable on your securities and their market value could also be affected if the underlier investment advisor changes its policies, for example, by changing the manner in which it calculates the net asset value of such underlier, or if the underlier investment advisor discontinues or suspends calculation or publication of the net asset value of such underlier, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the fund closing price of the underliers on the calculation day — and thus the amount payable on the stated maturity date, if any — in a manner it considers appropriate, in its sole discretion.

In addition, the sponsor of the fund underlying index of any underlier owns that fund underlying index and is responsible for the design and maintenance of that fund underlying index. The policies of a sponsor of any underlier’s fund underlying index concerning the calculation of a particular fund underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in that fund underlying index, could affect the level of that fund underlying index and, consequently, could affect the market prices of shares of the related underlier and, therefore, the amount payable on your securities and their market value.

There Is No Assurance That an Active Trading Market Will Continue For the Underliers or That There Will Be Liquidity in Any Such Trading Market; Further, the Underliers Are Subject to Management Risks, Securities Lending Risks and Custody Risks.

Although the shares of the underliers and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any underlier or that there will be liquidity in the trading market.

In addition, each underlier is subject to management risk, which is the risk that the underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. No underlier is actively managed and each underlier may be affected by a general decline in market segments relating to its fund underlying index. Each underlier investment advisor invests in securities included in, or representative of, its fund underlying index regardless of their investment merits. The underlier investment advisor does not attempt to take defensive positions in declining markets. In addition, each underlier investment advisor may be permitted to engage in securities lending with respect to a portion of an underlier’s total assets, which could subject the underlier to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the underliers are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, each underlier is subject to listing standards adopted by the securities exchange on which it is listed for trading. There can be no assurance that the underliers will continue to meet the applicable listing requirements, or that the underliers will not be delisted.

Each Underlier and Its Fund Underlying Index Are Different and the Performance of Each Underlier May Not Correlate With the Performance of Its Fund Underlying Index.

Each underlier may not hold all or substantially all of the equity securities included in its fund underlying index and may hold securities or assets not included in its fund underlying index. Therefore, while the performance of each

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

underlier is generally linked to the performance of its fund underlying index, the performance of each underlier is also linked in part to shares of equity securities not included in its fund underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with its underlier investment advisor.

Imperfect correlation between an underlier’s portfolio securities and those in its fund underlying index, rounding of prices, changes to its fund underlying index and regulatory requirements may cause tracking error, which is the divergence of an underlier’s performance from that of its fund underlying index.

In addition, the performance of each underlier will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index and this may increase the tracking error of such underlier. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between each underlier and its fund underlying index. Finally, because the shares of each underlier are traded on an exchange and are subject to market supply and investor demand, the market value of one share of an underlier may differ from the net asset value per share of that underlier.

For all of the foregoing reasons, the performance of any underlier may not correlate with the performance of its fund underlying index. Consequently, the amount payable on your securities will not be the same as investing directly in each underlier or in each fund underlying index or in any of the respective underlier stocks or in any of the respective stocks comprising such fund underlying index, and will not be the same as investing in a debt security with an amount payable on your securities linked to the performance of each fund underlying index.

Each Underlier May Be Disproportionately Affected By the Performance of a Small Number of Stocks.

In the case of each underlier, a relatively small number of underlier stocks comprise a significant portion of the underlier. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of such underlier even if none of the other stocks held by such underlier are affected by such events. Because of the weighting of the holdings of each underlier, the amount payable on your securities could be less than the amount you would have received if you had invested in a product linked to such underlier that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such underlier.

Additional Risks Related to the Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund Is Concentrated in the Energy Sector and Does Not Provide Diversified Exposure.

The Energy Select Sector SPDR® Fund is not diversified. The Energy Select Sector SPDR® Fund’s assets are concentrated in the energy sector, which means the Energy Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the energy sector than an underlier that has more diversified holdings across a number of sectors. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. In addition, oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. Companies in the energy sector may also be at risk for environmental damage claims.

Additional Risks Related to the Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund Is Concentrated in the Information Technology Sector and Does Not Provide Diversified Exposure.

The Technology Select Sector SPDR® Fund is not diversified. The Technology Select Sector SPDR® Fund’s assets are concentrated in the Information Technology sector, which means the Technology Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the Information Technology sector than an underlier that has more diversified holdings across a number of sectors. Market or economic factors impacting

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

technology companies and companies that rely heavily on technological advances could have a major effect on the value of the Technology Select Sector SPDR® Fund’s investments. The value of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the Information Technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

Additional Risks Related to the Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund Is Concentrated in the Information Financial Sector and Does Not Provide Diversified Exposure.

The Financial Select Sector SPDR® Fund is not diversified. The Financial Select Sector SPDR® Fund’s assets are concentrated in the financial sector, which means the Financial Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the financial sector than an underlier that has more diversified holdings across a number of sectors. Financial services companies are subject to extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.

Additional Risks Related to the Consumer Discretionary Select Sector SPDR® Fund

The Consumer Discretionary Select Sector SPDR® Fund Is Concentrated in the Consumer Discretionary Sector and Does Not Provide Diversified Exposure.

The Consumer Discretionary Select Sector SPDR® Fund is not diversified. The Consumer Discretionary Select Sector SPDR® Fund’s assets are concentrated in the consumer discretionary sector, which means the Consumer Discretionary Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the consumer discretionary sector than an underlier that has more diversified holdings across a number of sectors. The success of consumer product manufacturers and retailers is tied closely to the performance of the overall domestic and global economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Also, companies in the consumer discretionary sector may be subject to severe competition, which may have an adverse impact on their respective profitability. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products and services in the marketplace.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities.

The Tax Consequences of an Investment in Your Securities Are Uncertain.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Considerations — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Considerations” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Your Securities May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual starting price for any underlier. The actual starting price and threshold price for each underlier are set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the underliers, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities. The performance of the better performing underliers are not relevant to your return on the securities.

Upside Participation Rate:	117.45%
Hypothetical Starting Price:	For each underlier, $100.00
Hypothetical Threshold Price:	For each underlier, $80.00 (80% of its hypothetical starting price)
Buffer Amount:	20%

Hypothetical Payout Profile

Security return at maturity
Lowest performing market measure return
125
100
75
50
25
0
-25
-50
-75
-100
Security return
0.00%
-20.00%
0.00%
-100
-50
0
50
100
Hypothetical market measure return of the lowest performing market measure

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Hypothetical Returns

Hypothetical ending price of the lowest performing underlier	Hypothetical underlier return of the lowest performing underlier (1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
$200.00	100.00%	$2,174.50	117.450%
$180.00	80.00%	$1,939.60	93.960%
$160.00	60.00%	$1,704.70	70.470%
$140.00	40.00%	$1,469.80	46.980%
$120.00	20.00%	$1,234.90	23.490%
$110.00	10.00%	$1,117.45	11.745%
$100.00	0.00%	$1,000.00	0.000%
$95.00	-5.00%	$1,000.00	0.000%
$90.00	-10.00%	$1,000.00	0.000%
$80.00	-20.00%	$1,000.00	0.000%
$79.00	-21.00%	$990.00	-1.000%
$75.00	-25.00%	$950.00	-5.000%
$60.00	-40.00%	$800.00	-20.000%
$50.00	-50.00%	$700.00	-30.000%
$25.00	-75.00%	$450.00	-55.000%
$0.00	-100.00%	$200.00	-80.000%

(1) The underlier return of the lowest performing underlier is equal to the percentage change from its starting price to its ending price (i.e., the ending price of the lowest performing underlier minus its starting price, divided by its starting price).

(2) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Hypothetical Examples

Example 1. The ending price of the lowest performing underlier is greater than its starting price and the maturity payment amount is greater than the face amount:

	Energy Select Sector SPDR® Fund	Technology Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$110.00	$130.00	$150.00	$125.00
Hypothetical threshold price:	$80.00	$80.00	$80.00	$80.00
Hypothetical underlier return (ending price – starting price)/starting price:	10.00%	30.00%	50.00%	25.00%

Step 1: Determine which underlier is the lowest performing underlier.

In this example, the Energy Select Sector SPDR® Fund has the lowest underlier return and is, therefore, the lowest performing underlier.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier.

Because the hypothetical ending price of the lowest performing underlier is greater than its hypothetical starting price, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × underlier return of the lowest performing underlier × upside participation rate)

$1,000 + ($1,000 × 10.00% × 117.45%)

= $1,117.45

On the stated maturity date, you would receive $1,117.45 per security.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Example 2. The ending price of the lowest performing underlier is less than its starting price but greater than its threshold price and the maturity payment amount is equal to the face amount:

	Energy Select Sector SPDR® Fund	Technology Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$95.00	$110.00	$115.00	$105.00
Hypothetical threshold price:	$80.00	$80.00	$80.00	$80.00
Hypothetical underlier return (ending price – starting price)/starting price:	-5.00%	10.00%	15.00%	5.00%

Step 1: Determine which underlier is the lowest performing underlier.

In this example, the Energy Select Sector SPDR® Fund has the lowest underlier return and is, therefore, the lowest performing underlier.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier.

Because the hypothetical ending price of the lowest performing underlier is less than its hypothetical starting price, but not by more than the buffer amount, you would not lose any of the face amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Example 3. The ending price of the lowest performing underlier is less than its threshold price and the maturity payment amount is less than the face amount:

	Energy Select Sector SPDR® Fund	Technology Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$50.00	$60.00	$70.00
Hypothetical threshold price:	$80.00	$80.00	$80.00	$80.00
Hypothetical underlier return (ending price – starting price)/starting price:	-20.00%	-50.00%	-40.00%	-30.00%

Step 1: Determine which underlier is the lowest performing underlier.

In this example, the Technology Select Sector SPDR® Fund has the lowest underlier return and is, therefore, the lowest performing underlier.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier.

Because the hypothetical ending price of the lowest performing underlier is less than its hypothetical starting price by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (underlier return of the lowest performing underlier + buffer amount)]

$1,000 + [ $1,000 × (-50.00% + 20%)]

= $700.00

On the stated maturity date, you would receive $700.00 per security.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

The Energy Select Sector SPDR® Fund

The shares of the Energy Select Sector SPDR® Fund (the “underlier”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

●
The underlier is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Energy Select Sector Index (the “fund underlying index”). The fund underlying index includes companies in the S&P 500® Index that have been identified as Energy companies by the Global Industry Classification Standard, including securities of companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
●
The return on your securities is linked to the performance of the underlier, and not to that of the fund underlying index on which the underlier is based. The performance of the underlier may significantly diverge from that of its fund underlying index.
●
The underlier’s investment advisor is SSGA Funds Management, Inc.
●
The underlier’s shares trade on the NYSE Arca under the ticker symbol “XLE”.
●
The trust’s SEC CIK Number is 0001064641.
●
The underlier’s inception date was December 16, 1998.

Holdings with Weights Equal to or in Excess of 20% of the Energy Select Sector SPDR® Fund as of July 29, 2025

Exxon Mobil Corporation is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by this underlier stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the above-referenced underlier stock issuer under the Exchange Act can be located by referencing its SEC file number specified below.

The graph below shows the daily historical closing prices of Exxon Mobil Corporation from January 1, 2020 through July 29, 2025. We obtained the prices in the graph below using data from Bloomberg Financial Services, without independent verification. We have taken the description of the underlier stock issuer set forth below from publicly available information without independent verification.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

According to publicly available information, Exxon Mobil Corporation explores for, and produces, crude oil and natural gas and manufactures, trades, transports and sells crude oil, natural gas, petroleum products, petrochemicals and a variety of specialty products, and pursues lower-emission and other new business opportunities, including carbon capture and storage, hydrogen, lower-emission fuels, ProxximaTM systems, carbon materials, and lithium. Affiliates of ExxonMobil conduct extensive research programs in support of these businesses. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-02256.

Historical Performance of Exxon Mobil Corporation

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees and top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2020 through July 29, 2025. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Energy Select Sector SPDR® Fund

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

The Technology Select Sector SPDR® Fund

The shares of the Technology Select Sector SPDR® Fund (the “underlier”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

▪
The underlier is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Technology Select Sector Index (the “fund underlying index”). The fund underlying index includes companies in the S&P 500® Index that have been identified as Information Technology companies by the Global Industry Classification Standard, including securities of companies from the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
▪
The return on your securities is linked to the performance of the underlier, and not to that of the fund underlying index on which the underlier is based. The performance of the underlier may significantly diverge from that of its fund underlying index.
▪
The underlier’s investment advisor is SSGA Funds Management, Inc.
▪
The underlier’s shares trade on the NYSE Arca under the ticker symbol “XLK”.
▪
The trust’s SEC CIK Number is 0001064641.
▪
The underlier’s inception date was December 16, 1998.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlier (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2020 through July 29, 2025. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Technology Select Sector SPDR® Fund

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

The Financial Select Sector SPDR® Fund

The shares of the Financial Select Sector SPDR® Fund (the “underlier”) are issued by a series of the Select Sector SPDR® Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Financial Select Sector Index (the “index”). The index includes companies in the S&P 500® Index that have been identified as Financial companies by the Global Industry Classification Standard, including securities of companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
•
The return on your securities is linked to the performance of the underlier, and not to that of the fund underlying index on which the underlier is based. The performance of the underlier may significantly diverge from that of its fund underlying index.
•
The underlier’s investment advisor is SSGA Funds Management, Inc.
•
The underlier's shares trade on the NYSE Arca under the ticker symbol “XLF”.
•
The trust’s SEC CIK Number is 0001064641.
•
The underlier’s inception date was December 16, 1998.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2020 through July 29, 2025. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Financial Select Sector SPDR® Fund

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

The Consumer Discretionary Select Sector SPDR® Fund

The shares of the Consumer Discretionary Select Sector SPDR® Fund (the “underlier”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

●
The underlier is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Consumer Discretionary Select Sector Index (the “fund underlying index”). The fund underlying index includes companies in the S&P 500® Index that have been identified as Consumer Discretionary companies by the Global Industry Classification Standard, including securities of companies from the following industries: specialty retail; broadline retail; hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; automobile components; distributors; leisure products; and diversified consumer services. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
●
The return on your securities is linked to the performance of the underlier, and not to that of the fund underlying index on which the underlier is based. The performance of the underlier may significantly diverge from that of its fund underlying index.
●
The underlier’s investment advisor is SSGA Funds Management, Inc.
●
The underlier’s shares trade on the NYSE Arca under the ticker symbol “XLY”.
●
The trust’s SEC CIK Number is 0001064641.
●
The underlier’s inception date was December 16, 1998.

Holdings with Weights Equal to or in Excess of 20% of the Consumer Discretionary Select Sector SPDR® Fund as of July 29, 2025

Amazon.com, Inc. is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by this underlier stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the above-referenced underlier stock issuer under the Exchange Act can be located by referencing its SEC file number specified below.

The graph below shows the daily historical closing prices of Amazon.com, Inc. from January 1, 2020 through July 29, 2025. We obtained the prices in the graph below using data from Bloomberg Financial Services, without independent verification. We have taken the description of the underlier stock issuer set forth below from publicly available information without independent verification.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

According to publicly available information, Amazon.com, Inc. is an e-commerce company. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 000-22513. The daily historical closing prices for Amazon.com, Inc. in the graph below have been adjusted for a 20-for-1 stock split that became effective before the market open on June 6, 2022.

Historical Performance of Amazon.com, Inc.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2020 through July 29, 2025. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Consumer Discretionary Select Sector SPDR® Fund

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
●
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●
a bank;
●
a life insurance company;
●
a tax exempt organization;
●
a partnership;
●
a regulated investment company;
●
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●
a person that owns a security as a hedge or that is hedged against interest rate risks;
●
a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
●
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

●
a citizen or resident of the United States;
●
a domestic corporation;
●
an estate whose income is subject to U.S. federal income tax regardless of its source; or
●
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Upon the sale, exchange or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities at maturity and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we, or the applicable withholding agent, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underliers during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we, or the applicable withholding agent, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the original issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-41 of the accompanying product supplement and “Plan of Distribution - Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of 2.325% of the aggregate face amount of the securities sold ($23.25 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original offering price of the securities less a concession of 1.75% of the aggregate face amount of the securities ($17.50 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA will also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.20% of the aggregate face amount of the securities sold (up to $2.00 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the securities against payment therefor in New York, New York on the original issue date set forth on the cover page of this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

For information related to hedging activities, see “Risk Factors — Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Validity of the Securities and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.